SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

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Avanir Pharmaceuticals

(Name of Registrant as Specified In Its Charter)

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11388 Sorrento Valley Road, Suite 200
San Diego, California 92121

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On Thursday, March 14, 2002

       We will hold our annual meeting of shareholders at our offices, located at 11388 Sorrento Valley Road, Suite 200, San Diego, California 92121, on Thursday, March 14, 2002, at 10:00 a.m. local time for the following purposes:

1. To elect three Class I directors to serve a three-year term.

2. To amend the Company’s 2000 Stock Option Plan (the “Plan”) to increase the number of shares reserved for issuance under the Plan by one million.

3. To ratify the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending September 30, 2002.

4. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

      The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only holders of record of Class A common stock and Class B common stock at the close of business on Thursday, January 17, 2002, will be entitled to notice of and to vote at the meeting or any adjournment of the meeting. We cordially invite each of our shareholders to be present and vote at the meeting in person.

By Order of the Board of Directors,

/s/ Gregory P. Hanson
GREGORY P. HANSON
Secretary

San Diego, California

January 23, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY. A MAJORITY OF THE SHARES MUST BE REPRESENTED, EITHER IN PERSON OR BY PROXY, AT THE MEETING TO CONSTITUTE A QUORUM. IF YOU PLAN TO ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU SEND IN YOUR PROXY CARD NOW.

GENERAL INFORMATION
SHARES OUTSTANDING AND VOTING RIGHTS
PROPOSAL ONE ELECTION OF DIRECTORS (Item 1 on the Proxy Card)
PROPOSAL TWO AMENDMENT TO 2000 STOCK OPTION PLAN (Item 2 on the Proxy Card)
PROPOSAL THREE RATIFICATION OF INDEPENDENT AUDITORS (Item 3 on the Proxy Card)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
OTHER BUSINESS
SHAREHOLDER PROPOSALS
ANNUAL REPORT
APPENDIX A
APPENDIX B

AVANIR PHARMACEUTICALS

11388 Sorrento Valley Road, Suite 200
San Diego, California 92121

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS
To Be Held On March 14, 2002

GENERAL INFORMATION

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avanir Pharmaceuticals (the “Company”) for use at the Company’s 2002 annual meeting of shareholders to be held on Thursday, March 14, 2002, at 10:00 a.m. local time. The meeting will be held at our offices, located at 11388 Sorrento Valley Road, Suite 200, San Diego, California 92121. We expect to mail this proxy statement and the accompanying form of proxy to our shareholders on or about January 23, 2002.

      In order for a proxy to be effective, it must be properly executed and received prior to the close of voting at the annual meeting or any adjournment of the meeting. Each proxy properly tendered will, unless otherwise directed by the shareholder, be voted as follows:

•	FOR the election of the Company’s three director nominees to serve a three-year term;

•	FOR an amendment to the Company’s 2000 Stock Option Plan (the “Plan”) to reserve for issuance an additional 1,000,000 shares of Class A common stock that may be issued pursuant to the Plan;

•	FOR ratification of the selection of Deloitte & Touche LLP as our independent auditors for the fiscal year ending September 30, 2002; and

•	at the discretion of the proxy holder(s) with regard to all other matters that may properly come before the meeting.

      A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A shareholder may revoke a proxy by filing with our corporate secretary an instrument revoking it or a duly executed proxy bearing a later date. In order for any shareholder to nominate a candidate or to submit a proposal for consideration at the meeting, he or she must provide our corporate secretary with timely written notice in the form required by our bylaws.

      We will provide copies of this proxy statement, notice of annual meeting and accompanying materials to brokerage houses, fiduciaries and custodians for forwarding to the beneficial owners and will reimburse these persons for their costs of forwarding these materials. We may also solicit proxies by telephone, telegram, facsimile, or personal solicitation by our directors, officers or employees. We will not pay additional compensation for any of these services. In addition, we may retain a proxy solicitation firm or other third party to assist us in collecting or soliciting proxies from our shareholders. We do not expect that the costs of these services, exclusive of out-of-pocket costs, will exceed $10,000.

SHARES OUTSTANDING AND VOTING RIGHTS

      Only holders of record of our Class A common stock and Class B common stock at the close of business on January 17, 2002 (the “record date”), are entitled to notice of and to vote at the annual meeting. On the record date, 58,195,381 shares of our Class A common stock and 36,500 shares of our Class B common stock were issued and outstanding. Each share of our Class A common stock is entitled to one vote and each share of our Class B common stock is entitled to five votes on all matters to be voted upon at the annual meeting. The presence, in person or by proxy, of the holders of a majority of the aggregate number of outstanding shares will constitute a quorum for the transaction of business at the annual meeting and any continuation or adjournment of the meeting. Broker non-votes, or shares held by a broker or nominee that are represented at the annual meeting, but with respect to which the broker or nominee is not empowered to vote on a particular matter, will be counted only in determining whether a quorum is present at the annual meeting.

      Your execution of the enclosed proxy will not affect your right as a shareholder to attend the annual meeting and to vote in person. Any shareholder giving a proxy has a right to revoke it at any time by either:

•	executing and delivering to the corporate secretary a later-dated proxy;

•	delivering written revocation to the corporate secretary before the meeting; or

•	attending the meeting and voting in person.

PROPOSAL ONE

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

      The Board of Directors has fixed the current number of directors at nine. The bylaws of the Company provide that the Board of Directors be divided into three classes as nearly as equal in number as reasonably possible with directors in each class serving three-year terms. Currently, the Class I directors are Michael W. George, James B. Glavin and Susan Golding (whose terms expire at the annual meeting of shareholders in 2002). The Class II directors are Edward L. Hennessy Jr., Charles A. Mathews, and Harold F. Oberkfell (whose terms expire at the annual meeting of shareholders in 2003). The Class III directors are Kenneth E. Olson, Gerald J. Yakatan, Ph.D., and Dennis J. Carlo, Ph.D. (whose terms expire at the annual meeting of shareholders in 2004).

      Three Class I directors will be elected at the annual meeting. The Company’s Class I nominees are listed below. Class I directors elected at the annual meeting will hold office until the 2005 annual meeting of shareholders and until their successors are elected and qualified, unless he/she resigns or his/her seat on the Board of Directors becomes vacant due to death, removal, or other cause in accordance with the bylaws of the Company.

      All nominees have indicated their willingness to serve if elected. Should any nominee become unavailable for election, the persons named on the proxy card may vote all proxies given in response to this solicitation for the election of a substitute nominee chosen by the Board, or the Board, in its discretion, may reduce the size of the Board rather than nominate a substitute.

Class I Nominees to Serve as Directors Until 2005

      The following persons have been nominated by the Company to be elected as Class I directors at the annual meeting. The table below sets forth the name, age, principal occupation and other public company directorships held by these persons.

		Current
	Director	Term
Name, Age, Business Experience and Directorships	Since	Ends

Michael W. George, age 53 President, North America, Elan Corporation plc	1998	2002
Mr. George was appointed President, North America, Elan Corporation, plc in November 2001. Prior to that, he served as the President and Chief Executive Officer at UroCor, Inc., a biotechnology company, from November 1999 until its acquisition on November 9, 2001. He was a member of its Board of Directors from August 1998 to November 2001. From August 1998 to November 1999 he was President and Chief Operating Officer. From December 1996 to August 1998, Mr. George served in the following positions at DuPont Merck: Executive Vice President, Administration, Member of the Operating Group, and Senior Vice President, Cardiovasculars (June 1997 to August 1998). Prior to that, Mr. George served in the following positions at DuPont: President, International & Europe (January 1994 to December 1996); President, North America (January 1992 to December 1993); Vice President, Sales and Marketing (January 1991 to December 1991) and Director, Worldwide Marketing (August 1989 to December 1990).
James B. Glavin, age 66 Chairman of the Board, The Immune Response Corporation	1999	2002
Mr. Glavin has served as Chairman of the Board of The Immune Response Corporation since September 1994. From April 1987 to September 1997, Mr. Glavin served in the following positions at The Immune Response Corporation: Chief Executive Officer (April 1987 to September 1994), President (October 1987 to September 1994), and Treasurer (April 1987 to May 1991). From September 1985 to May 1990, Mr. Glavin served as Chairman of the Board of Smith Laboratories, Inc. (“Smith Labs”), a medical products company, and, from September 1985 to August 1989, he served as Acting President and Chief Executive Officer of Smith Labs. Mr. Glavin is currently a member of the Board of Directors of Inhale Therapeutic Systems, Inc. and the Meridian Fund.
Susan Golding, age 56 Independent Management Consultant and former Mayor, San Diego, California	2001	2002
Ms. Golding was elected to the Board of Directors in September 2001. Ms. Golding served as Mayor of San Diego from 1992 to 2000. Prior to serving as Mayor, she chaired the San Diego County Board of Supervisors, served as Deputy Secretary of Business, Transportation and Housing for the State of California and was a member of the San Diego City Council. Ms. Golding is currently a member of the Board of Directors of The Titan Corporation, First Pacific Bank and Surebeam Corporation. She has been the delegation leader of economic development and trade delegations to Japan, Taiwan, Singapore, China, Hong Kong, Australia, Europe and South Africa.

Class II Directors Continuing in Office Until 2003

      The following table sets forth the name, age and principal occupation for the persons indicated and other directorships of the Class II members of the Board of Directors.

		Current
	Director	Term
Name, Age, Business Experience and Directorships	Since	Ends

Edward L. Hennessy, Jr., age 72 Retired, former Chairman and Chief Executive Officer, Allied-Signal, Inc.	1998	2003
Mr. Hennessy is currently retired. From 1979 to 1991, Mr. Hennessy served as Chairman and Chief Executive Officer of Allied-Signal, Inc. Mr. Hennessy is currently a member of the Board of Directors of The Wackenhut Corporation.
Charles A. Mathews, age 63 Independent Management Consultant	2001	2003
Mr. Mathews was elected to the Board of Directors in September 2001. Mr. Mathews has served as a director for a number of privately held companies and has provided CEO-level consulting services since 1996. He currently serves as President of the San Diego Tech Coast Angels, part of an affiliation of over 200 angel investors. During his career, Mr. Mathews has held general management responsibilities for companies operating in nine countries on three continents, and has served on boards of directors of over twenty companies in seven countries. Mr. Mathews is actively involved in community service and is a member of the Chairmen’s Round Table of San Diego.
Harold F. Oberkfell, age 55 Retired, former Vice President, Warner Lambert	2001	2003
Mr. Oberkfell was elected to the Board of Directors in September 2001. Mr. Oberkfell spent 32 years of his career as an executive with Warner Lambert Co., retiring from his position in June 2000. Mr. Oberkfell was Vice President and Knowledge Management Officer of Warner Lambert from August 1998 to June 2000, and President of the company’s Latin America/ Asia sector from September 1994 to August 1998. Prior to that, he held positions at the Parke-Davis division of Warner Lambert, including President of Parke-Davis North America and Vice President of Marketing and Sales. His past affiliations include the National Pharmaceutical Council Board of Directors, the Advisory Committee for Rutgers University Business School, and the University of Medicine and Dentistry of New Jersey Foundation Board of Trustees. He currently serves as a member of the Biomedical Services Committee of the American Red Cross Board of Governors.

Class III Directors Continuing in Office Until 2004

      The following table sets forth the name, age and principal occupation for the persons indicated and other directorships of the Class III members of the Board of Directors.

		Current
	Director	Term
Name, Age, Business Experience and Directorships	Since	Ends

Kenneth E. Olson, age 65 Independent Management Consultant	1988	2004
Mr. Olson served as Chairman of the Board of Directors (July 1984 to June 1994) and Chief Executive Officer (December 1990 to February 1996, and March 1997 to June 1998) of Proxima Corporation, a supplier of display projection systems for professional desktop computers. Mr. Olson is currently a member of the Board of Directors of WD-40 Company.

		Current
	Director	Term
Name, Age, Business Experience and Directorships	Since	Ends

Gerald J. Yakatan, Ph.D., age 59 President and Chief Executive Officer of Avanir Pharmaceuticals	1998	2004
Dr. Yakatan has served as President and Chief Executive Officer of Avanir since March 1998. From July 1995 to March 1998, Dr. Yakatan was Vice President of Drug Development, Avanir Pharmaceuticals on a half-time basis. From 1990 to 1995, Dr. Yakatan served as President and CEO of Tanabe Research Laboratories, USA, Inc., an inflammation drug discovery research and development company. Previously, Dr. Yakatan held various positions over a seven-year span at Warner-Lambert Co., including Vice President of Product Development for the Pharmaceutical Research Division.
Dennis J. Carlo, Ph.D., age 58 President and Chief Executive Officer, The Immune Response Corporation	1998	2004
Dr. Carlo is a co-founder of The Immune Response Corporation and has served as a member of the Board of Directors of that company since 1987 and as its President and Chief Executive Officer since 1994. From 1987 to 1994, Dr. Carlo was Chief Scientific Officer, Chief Operating Officer and Executive Vice President at The Immune Response Corporation. From 1982 to 1987, Dr. Carlo served as Vice President of Research and Development and Therapeutic Manufacturing at Hybritech, Inc., a biotechnology company acquired in 1986 by Eli Lilly & Co. From 1971 to 1981, he held various positions at Merck & Co., Inc. Dr. Carlo is currently a member of the Board of Directors of MicroGenomics, Inc.

Vote Required

      The three nominees who receive the greatest number of affirmative votes of the shares present in person or by proxy and entitled to vote thereon, will be elected as Class I directors. Any shares that are not voted, whether by abstention, broker non-votes or otherwise, will not impact the election of directors, except to the extent that the failure to vote for an individual will result in another individual receiving a larger proportion of the votes. Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, then FOR the election of all director nominees.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED ABOVE.

PROPOSAL TWO

AMENDMENT TO 2000 STOCK OPTION PLAN

(Item 2 on the Proxy Card)

      On March 23, 2000, the shareholders of the Company approved the 2000 Stock Option Plan (the “Plan”) pursuant to which the Company may grant options for, and issue up to, 2,300,000 shares of Class A common stock. We propose to amend the Plan to increase the number of shares of Class A common stock issuable under the Plan by 1,000,000 shares, or a total of 3,300,000 shares. The Board of Directors believes the number of shares currently available for future grants under our existing stock option plans may be insufficient during the remaining terms of the plans.

Plan Benefits

      The allocation of the additional shares of stock that the shareholders are being asked to approve has not been determined. The Compensation Committee will determine the number of options to be allocated to Plan participants in the future. The following table shows the number of shares of Class A common stock issuable upon exercise of options granted to the named individuals and groups under the Plan during fiscal 2001.

Number of Shares
Underlying
Name	Options Awarded

Gerald J. Yakatan, Ph.D.	100,000
President and Chief Executive Officer
James E. Berg	50,000
Vice President Clinical Affairs and Product Development
J. David Hansen	62,000
Vice President
Gregory P. Hanson	50,000
Vice President and Chief Financial Officer
All Executive Officers as a Group (4 persons)	262,000
All directors who are not executive officers, as a group (8 persons)	125,000
All employees (other than executive officers) as a group (31 persons)	228,760

Plan Summary

      The full text of the Plan, substantially in the form that will be in effect if the proposed amendment is approved by the shareholders, is set forth in Appendix A to this proxy statement. The following summary of the Plan is subject to, and qualified in its entirety by, the copy of the Plan attached to this proxy statement.

Administration

      The Plan is administered by the Compensation Committee of our Board of Directors. This committee is composed of at least two “Non-employee Directors,” and the committee has the authority to determine: the recipients of options grants (including initial grants to incoming directors); the option exercise term; the exercise price of options awarded under the Plan, and the rate at which the options may be exercised (including acceleration of vesting).

Eligibility and Shares Subject to the 2000 Stock Option Plan

      As amended, the Plan will provide for the issuance of up to 3,300,000 shares of Class A common stock. The committee may award either incentive stock options (as defined under Section 422 of the Internal Revenue Code of 1986, as amended) or non-qualified stock options. Incentive stock options may be granted only to employees of the Company and its eligible subsidiaries. Non-qualified stock options may be granted to employees, directors and independent contractors of the Company and its eligible subsidiaries.

      Incentive stock options must bear an exercise price of not less than the fair market value of our Class A common stock on the date of grant. With respect to an employee who owns more than ten percent of the total combined voting power of all classes of our capital stock, the exercise price of any incentive stock option granted must not be less than 110% of the fair market value of our Class A common stock on the date of grant. The exercise price for a nonstatutory option must be not be less than 85% of the fair market value of our Class A common stock on the date of the grant.

      In addition to cash payments, the Plan authorizes the Compensation Committee to permit an optionee to pay the exercise price of an option by delivery of shares of Class A common stock or irrevocable instructions to a securities broker approved by us to sell the optionee’s shares and deliver all or a part of the sale proceeds to us in payment of all or part of the exercise price and any withholding taxes. Alternatively, the Compensation Committee can permit payment for an option by delivery of irrevocable instructions to pledge the optionee’s shares to a securities broker or lender approved by us as security for a loan, and to deliver all or part of the loan proceeds to us in payment of all or part of the exercise price and any withholding taxes.

Duration, Amendment and Termination

      The Board of Directors may amend, suspend or terminate the Plan at any time, except that any amendment, suspension or termination will not affect any previous option grants. Our shareholders must approve, however, any amendment of the Plan that increases the number of shares available for issuance; that materially changes the class of persons who are eligible for the grant of incentive stock options; or if required by the rules under the Securities Exchange Act of 1934, that would materially increase the benefits accruing to participants under the Plan or that would materially modify the eligibility requirements for participation in the Plan. We do not need to receive shareholder approval for any other amendment of the Plan.

      Unless terminated earlier by our Board of Directors, the Plan will terminate on December 2, 2009, and the Company may not grant options under the Plan following the termination date. If any options granted expire, are canceled or otherwise terminate for any reason, without having been exercised in full, then the shares allocable to the unexercised portion of these options again become available for the Plan. The maximum term of each option granted is 10 years and options that are granted must be exercised by the optionee prior to the earlier of the expiration date of the option or within 30 days after termination of the optionee’s employment, except that the period may be extended on specified events, including death and termination due to disability.

Effect of Corporate Events

      Except as provided below, the exercisability or vesting of the options issued under the Plan will accelerate automatically upon the happening of any of the following corporate events:

•	a merger or acquisition where the Company is not the surviving entity;

•	a sale, transfer or other disposition of all or substantially all of the Company’s assets; or

•	any reorganization or business combination where 50% or more of the Company’s outstanding voting stock is transferred to different holders.

      Outstanding option awards will not accelerate upon the occurrence of the foregoing events if the acquiring company (or successor entity) assumes these options or issues substitute options to replace those outstanding at the time of the transaction. Except as otherwise provided in the Plan, all outstanding stock options will, if not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding following the occurrence of an acceleration event described in the preceding paragraph.

Federal Income Tax Information

      The following is a general summary of the typical federal income tax consequences of the issuance and exercise of options under the Plan. It does not describe state or other tax consequences of the issuance and exercise of options.

      The grant of an incentive stock option (“ISO”) has no federal income tax effect on the optionee. Upon exercise the optionee does not recognize income for “regular” tax purposes. However, the excess of the fair market value of the stock subject to an option over the exercise price of such option (the “option spread”) is includible in the optionee’s “Alternative Minimum Taxable Income” for purposes of the Alternative Minimum Tax. If the optionee does not dispose of the stock acquired upon exercise of an ISO until more than two years after the option grant date and more than one year after exercise of the option, any gain upon sale of the shares will be a long-term capital gain. If shares are sold or otherwise disposed of before both of these periods have expired (a “disqualifying disposition”), the option spread at the time of exercise of the option (but not more than the amount of the gain on the sale or other disposition) is ordinary income in the year of such sale or other disposition. If the gain on a disqualifying disposition exceeds the amount treated as ordinary income, the excess is taxable as a capital gain (which will be a long-term capital gain if the shares have been held more than one year after the date of exercise of the option). The Company is not entitled to a federal income tax deduction in connection with ISOs, except to the extent that the optionee has taxable ordinary income on a disqualifying disposition.

      The grant of a non-qualified stock option (“NSO”) has no federal income tax effect on the optionee. Upon the exercise of a NSO, the optionee has taxable ordinary income (and the Company is entitled to a corresponding deduction) equal to the option spread on the date of exercise. Upon the disposition of stock acquired upon exercise of a NSO, the optionee recognizes either long-term or short-term capital gain or loss, depending on how long such stock was held.

      In the case of both ISOs and NSOs, special federal income tax rules apply if Company common stock is used to pay all or part of the option price. Special rules may also apply when a transferable option is transferred.

Vote Required

      The affirmative vote by the holders of a majority of the shares present in person or by proxy at the meeting and voted is required for approval of the amendment to the Plan. While abstentions and broker non-votes are not counted as votes for or against this proposal, they may have the effect of preventing approval if fewer than half of the shares represented at the meeting vote in favor of this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE 2000 STOCK OPTION PLAN.

PROPOSAL THREE

RATIFICATION OF INDEPENDENT AUDITORS

(Item 3 on the Proxy Card)

      Our Board of Directors has selected Deloitte & Touche LLP as our independent auditors for the fiscal year ending September 30, 2002, and has further directed that we submit the selection of independent auditors for ratification by our shareholders at the annual meeting. The proposal to ratify the selection of the independent auditors is not required to be submitted for shareholder approval. However, if the shareholders do not ratify this selection, the Board of Directors will reconsider its selection of Deloitte & Touche LLP. Even if the selection is ratified, our Board of Directors may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors determines that the change would be in the best interests of the Company.

      Deloitte & Touche LLP has audited our financial statements annually since our inception. Its representatives are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

      Audit fees. During the fiscal year ended September 30, 2001, the aggregate fees paid to Deloitte & Touche LLP for the audit of the Company’s fiscal 2001 financial statements amounted to $107,198.

      All other fees. During fiscal year ended September 30, 2001, the aggregate fees paid to Deloitte & Touche LLP for all other services amounted to $36,713 and were primarily related to income tax matters.

      The Audit Committee has determined that the rendering of all non-audit services by Deloitte & Touche LLP is compatible with maintaining the auditor’s independence.

Vote Required

      The Board of Directors is seeking ratification of its selection by the affirmative vote of a majority of the shares present in person or by proxy at the annual meeting. While abstentions and broker non-votes are not counted as votes for or against this proposal, they may have the effect of preventing approval if fewer than half of the shares present at the meeting vote in favor of this proposal.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR FISCAL 2002.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Securities Exchange Act of 1934) of our outstanding Class A common stock as of December 18, 2001 by: (i) each of our directors, director nominees and named executive officers; (ii) all of our current executive officers and directors as a group; and (iii) each person or “group” of persons (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934) known by us to own beneficially 5% or more of the outstanding shares or voting power of our voting securities. The table is based upon information supplied by directors, officers and principal shareholders. Unless otherwise indicated, each of the listed persons has sole voting and sole investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

	Amount and
	Nature of	Percent of
Name and Address of Beneficial Owner(1)	Beneficial Ownership(2)	Common Stock(3)

Gerald J. Yakatan	1,104,204	1.9%
Dennis J. Carlo	106,651	*
Michael W. George	155,234	*
James B. Glavin	93,172	*
Susan Golding	10,000	*
Edward L. Hennessy, Jr.	105,502	*
Charles A. Mathews	12,500	*
Harold F. Oberkfell	10,000	*
Kenneth E. Olson	301,234	*
James E. Berg	398,887	*
J. David Hansen	359,887	*
Gregory P. Hanson	361,987	*
All executive officers and directors as a group (twelve persons)	3,019,258	5.0%

*	less than one percent

(1)	The address for all persons shown c/o Avanir Pharmaceuticals, 11388 Sorrento Valley Road, Suite 200, San Diego, California 92121.

(2)	No executive officer or director owns any shares of the Company’s Class B common stock. Class A share holdings include:

(i)	48,600 shares of Class A common stock and options to purchase 1,055,604 shares of Class A common stock held by Dr. Yakatan;

(ii)	options to purchase 106,651 shares of Class A common stock held by Dr. Carlo;

(iii)	2,000 shares of Class A common stock and options to purchase 153,234 shares of Class A common stock held by Mr. George;

(iv)	20,000 shares of Class A common stock and options to purchase 73,172 shares of Class A common stock held by Mr. Glavin;

(v)	options to purchase 10,000 shares of Class A common stock held by Ms. Golding;

(vi)	options to purchase 105,502 shares of Class A common stock held by Mr. Hennessy;

(vii)	2,500 shares of Class A common stock and options to purchase 10,000 shares of Class A common stock held by Mr. Mathews;

(viii)	options to purchase 10,000 shares of Class A common stock held by Mr. Oberkfell;

(ix)	63,414 shares of Class A common stock and options to purchase 237,820 shares of Class A common stock held by Mr. Olson;

(x)	28,000 shares of Class A common stock and options to purchase 370,887 shares of Class A common stock held by Mr. Berg;

(xi)	125,000 shares of Class A common stock and options to purchase 234,887 shares of Class A common stock held by Mr. Hansen;

(xii)	11,100 shares of Class A common stock and options to purchase 350,887 shares of Class A common stock held by Mr. Hanson; and

(xiii)	300,614 shares of Class A common stock and options to purchase 2,718,644 shares of Class A common stock held by all executive officers and directors as a group.

(3)	Based on 57,976,381 shares of Class A common stock and 36,500 shares of Class B common stock outstanding as of December 18, 2001. The percentage ownership and voting power for each shareholder (or all directors and executive officers as a group), is calculated by assuming the exercise or conversion of all warrants, options and convertible securities exercisable or convertible within 60 days of December 18, 2001, held by a shareholder and the nonexercise and nonconversion of all other outstanding warrants, options and convertible securities.

Board of Directors and Committees

      During fiscal 2001, our Board of Directors held four regular meetings and one special meeting. Each director attended at least 75% of the meetings of the Board of Directors and meetings of the committees of which he or she was a member since initiation of his or her term as a director. During fiscal 2001, our Board of Directors had an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. All members of these committees, with the exception of the Executive Committee, are non-employee directors.

      Executive Committee. The Executive Committee is comprised of Dr. Yakatan (Committee Chairman) and Messrs. Glavin, Hennessy, Oberkfell and Olson. The Executive Committee generally has the authority to act on any matter that the Board may act upon, with certain exceptions. The Executive Committee did not hold a meeting in fiscal 2001.

      Audit Committee. The Audit Committee is comprised of Messrs. Olson, George, Glavin and Mathews. The Audit Committee oversees accounting and financial reporting policies and internal controls, reviews annual audit reports and management letters, makes recommendations to the Board regarding the appointment of independent auditors, and performs other duties, as specified in the Audit Committee Charter. The Audit Committee met five times in fiscal 2001.

      Compensation Committee. The Compensation Committee is comprised of Dr. Carlo and Messrs. Glavin, Hennessy and Oberkfell. The Compensation Committee recommends compensation levels to the Board of Directors for the Company’s directors and officers, oversees administration of the Company’s stock option plans, and performs other duties regarding compensation for employees and consultants as the Board may delegate from time to time. The Compensation Committee met once in fiscal 2001.

      Nominating Committee. The Nominating Committee is comprised of Messrs. Glavin, George, Hennessy and Olson and Ms. Golding. The Nominating Committee reviews and recommends to the Board candidates to fill vacancies on the Board of Directors due to resignation, term expiration or death. The Nominating Committee met once in fiscal 2001.

EXECUTIVE COMPENSATION

Non-employee Directors

      During fiscal 2001, each non-employee director of the Company received $5,000 per quarter during the periods that he or she served as a director, except the Chairman who received $7,500 per quarter. In addition, each non-employee director who was serving at the time of the 2001 annual meeting of the shareholders received a stock option to purchase up to 10,000 shares of Class A common stock at the fair market value of the common stock on the next business day following the annual meeting. Each director who was newly elected to the Board in September 2001 was granted a stock option to purchase up to 25,000 shares of Class A common stock at the fair market value of the common stock on the date of grant.

Executive Compensation

      The following tables describe the compensation paid by the Company to our Chief Executive Officer and to each of our three most highly compensated executive officers, other than the Chief Executive Officer, (collectively, the “Named Executive Officers”) for services rendered in all capacities to the Company for the fiscal years ended September 30, 2001, 2000 and 1999.

Summary Compensation Table

					Long-Term
					Compensation
					Awards
	Annual Compensation
					Securities
	Fiscal				Underlying
Name and Principal Position	Year	Salary		Bonus	Options(#)

Gerald J. Yakatan	2001	$388,462		$100,000	100,000
President and Chief Executive Officer	2000	316,442	(1)	—	510,000
	1999	300,000		—	300,000
James E. Berg	2001	163,462		—	50,000
Vice President, Clinical Affairs and	2000	134,808		—	150,000
Product Development	1999	125,000		—	150,000
J. David Hansen	2001	213,462		—	62,000
Vice President	2000	179,365		—	145,000
	1999	165,000		—	150,000
Gregory P. Hanson	2001	183,077		—	50,000
Vice President and Chief Financial Officer	2000	144,750		—	145,000
	1999	110,000		—	150,000

(1)	For two pay periods in October 1999 and one pay period in November 1999, Dr. Yakatan received one-half his normal pay for a one-time salary reduction of $17,308.

Stock Option Grants in Last Fiscal Year

					Potential Realizable
		Percent of	Weighted		Value at Assumed Annual
		Total Options	Average		Rates of Appreciation for
	Options	Granted to	Exercise		Option Terms(3)
	Granted	Employees in	Price	Expiration
Name	(#)(1)	Fiscal Year	($/SH)(2)	Dates	5%	10%

Gerald J. Yakatan	100,000	20%	$3.57	3/14/11	$327,136	$732,372
James E. Berg	50,000	10%	$3.57	3/14/11	$163,568	$366,186
J. David Hansen	62,000	13%	$4.85	7/15/11	$275,261	$616,239
Gregory P. Hanson	50,000	10%	$3.57	3/14/11	$163,568	$366,186

(1)	These options vest over three years, with one-third vesting on the first anniversary of the date of grant, and the remaining two-thirds vesting ratably during the next two years on a daily basis. In the event of a specified corporate transaction such as a dissolution, merger, or other reorganization of the Company in which more than 50% of our stock is exchanged, vesting will accelerate unless the surviving corporation assumes the outstanding options, substitutes similar rights for outstanding options, or the options will continue.

(2)	85% of market price on date of grant.

(3)	The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated stock price. These numbers are calculated based on the SEC’s requirements and do not represent an estimate by Avanir of future stock price growth.

Aggregated Option Exercises in Fiscal 2001 and Fiscal Year-End Option Values

			Number of Shares
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-the-Money Options at
	Shares		Year-End(#)		Fiscal Year-End($)(1)(2)
	Acquired on	Value
Name	Exercise(#)	Realized($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Gerald J. Yakatan	11,000	$38,280	951,000	388,000	$1,141,719	$282,786
James E. Berg	28,000	92,743	336,005	124,995	493,849	50,718
J. David Hansen	—	—	320,005	136,995	584,525	—
Gregory P. Hanson	4,000	14,760	316,005	124,995	567,875	50,718

(1)	Market value of underlying securities at exercise date or fiscal year end, as the case may be, minus the exercise price.

(2)	Based upon the closing sales price of our Class A common stock of $2.90 quoted on The American Stock Exchange on September 28, 2001.

Employment Contracts and Change-in-Control Arrangements

      Dr. Yakatan’s employment agreement. On November 29, 2001, the Board of Directors approved an at-will employment agreement with Dr. Yakatan. Under this agreement, Dr. Yakatan is provided with a monthly salary of $33,334, or $400,000 per year, and is eligible for annual bonuses at the discretion of the Board of Directors. If Dr. Yakatan is terminated without cause at any time, he is entitled to receive 12 months’ severance pay and accelerated vesting of all stock options granted after the date of the agreement. Dr. Yakatan’s employment agreement also provides that in the event of a change in control of the Company, all stock option awards granted after the date of the agreement will accelerate and become fully exercisable. Additionally, if Dr. Yakatan is terminated within 12 months from a change in control, he is entitled to receive 12 months’ severance pay.

Compensation Committee, Interlocks and Insider Participation

      During fiscal 2001, the Company’s Compensation Committee consisted of Dr. Carlo, and Messrs. Glavin, Hennessy and Oberkfell. Mr. Glavin replaced former director, Mr. George P. Rutland, in November 2000, following Mr. Rutland’s death. No member of the Compensation Committee was, at any time during fiscal 2001, an officer or employee of the Company. There are no Compensation Committee interlocks between the Company and any other entities involving our executive officers and Board members who serve as executive officers or Board members of such entities.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all reports filed under Section 16(a). To the Company’s knowledge, based solely on the review of copies of the reports furnished to the Company, all executive officers, directors and greater than ten percent shareholders were in compliance with all applicable Section 16(a) filing requirements in fiscal 2001, except for Mr. J. David Hansen, who failed to timely report the receipt of a stock option award.

STOCK PERFORMANCE GRAPH

      The graph below compares the cumulative total shareholder return on our Class A common stock from September 30, 1996, to September 30, 2001, with the cumulative total return of the Russell 2000 Index, The American Stock Exchange (“AMEX”) Biotechnology Index, and the Nasdaq Pharmaceutical Index over the same period. This comparison of five-year cumulative total returns assumes that $100 was invested in our Class A common stock and in each index on September 30, 1996. The total return for our Class A common stock and the indices used assumes the reinvestment of all dividends. No dividends were declared on our Class A common stock during this period.

Cumulative Total Return

	9/96	9/97	9/98	9/99	9/00	9/01

Avanir Pharmaceuticals(1)	100	136	62	16	452	160
Russell 2000 Index	100	133	108	128	158	125
Nasdaq Pharmaceutical Index	100	111	95	163	358	221
AMEX Biotechnology Index	100	101	127	269	481	361

(1)	Before November 20, 1998, we operated under the name LIDAK Pharmaceuticals and traded on the Nasdaq National Market under the symbol LDAKA. On November 25, 1998, our trading symbol became AVNR. On September 20, 1999, our stock began trading on the OTC Bulletin Board. On April 6, 2000, our stock began trading on The American Stock Exchange under the symbol AVN.

REPORT OF COMPENSATION COMMITTEE

ON EXECUTIVE COMPENSATION

      The following Report of the Compensation Committee on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Avanir specifically incorporates it by reference into a filing.

      The Compensation Committee, currently comprised of Dennis J. Carlo, Ph.D., James B. Glavin, Edward L. Hennessy, Jr., and Harold F. Oberkfell, recommends to our Board of Directors compensation for our directors and officers and oversees the administration of our stock option plans. All decisions of the

Compensation Committee relating to compensation policies and compensation levels for our executive officers are reviewed and approved by our entire Board of Directors.

Compensation Philosophy

      Our philosophy in setting compensation policies for executive officers is intended to maximize shareholder value over time. The Compensation Committee sets compensation policies applicable to the Company’s executive officers, including the chief executive officer, and evaluates the performance of such officers. The Committee strongly believes that executive compensation should be directly linked to continuous improvements in corporate performance and accomplishments that increase shareholder value. To emphasize the Committee’s views, it adopted the following guidelines as a foundation for decisions that affect the levels of compensation:

•	provide a competitive total compensation package that enables the Company to attract and retain key executive talent;

•	align all pay programs with the Company’s annual goals and long-term business strategies and objectives; and

•	provide variable compensation opportunities that are directly linked to the performance of the officers and their impact on improving shareholder value.

Components of Executive Compensation

      The Committee focuses primarily on the following three components in forming the total compensation package for its executive officers: base salary, annual incentive bonus, and long-term incentives.

      The Compensation Committee believes that cash compensation in the form of salary and bonus provides our executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options aligns the objectives of management with those of our shareholders with respect to long-term performance and success.

Base Salary

      The Committee intends to compensate our executive officers, including the chief executive officer, competitively within the industry. In order to evaluate the Company’s competitive position in the industry, the Committee annually reviews and analyzes the compensation packages, including base salary levels, offered by other biotechnology companies in Southern California. Additionally, the Committee, together with the Board, evaluates the level of performance of each executive officer, including Dr. Yakatan, in determining the appropriate base pay levels. The goal of the Committee in fiscal 2001 was to place the level of cash compensation of its executive officers at or near the mid-point of pay for similar positions at other biotechnology companies in the area. In Dr. Yakatan’s case, approximately 80% of his compensation in fiscal 2001 was in the form of base salary and approximately 20% was in the form of an incentive bonus (see “Annual incentive bonus” below). With respect to the other executive officers, 100% of their cash compensation in fiscal 2001 was in the form of base salaries. To achieve near-parity pay levels in March 2001, the Committee recommended and the Board approved an increase to Dr. Yakatan’s annualized base salary from $375,000 to $400,000.

Annual Incentive Bonus

      During fiscal 2001, the Committee recommended to the Board, and the Board awarded Dr. Yakatan an incentive bonus of $100,000. No other bonuses were awarded to Dr. Yakatan or to any other executive officer in fiscal 2001. In considering a higher base salary and an incentive bonus for Dr. Yakatan, the Committee took into consideration Dr. Yakatan’s accomplishments in obtaining approval by the U.S. Food and Drug Administration of the Company’s first product, Abreva™, the first drug to be approved by the FDA as an over-the-counter treatment for cold sores. The Committee also determined that the combination of base salary and incentive bonus for Dr. Yakatan for fiscal 2001 was at or near the mid-point of our selected peer-group in Southern California.

Stock Options

      The Committee continues to rely heavily on stock option grants to retain and motivate executives and key employees while at the same time aligning their interests with those of the Company’s shareholders. The Committee believes that option grants are instrumental in motivating employees to meet the Company’s future goals. By working to increase the Company’s value, one of our primary performance goals of increasing shareholder value is met and our executives are likewise compensated through option value.

      The Committee is responsible for determining the number of options to be granted to each of the executive officers, when the grants should be made, and the exercise price per share. In considering stock option grants for fiscal 2001, the Committee reviewed the annual performance of each of the executive officers and noted their accomplishments in a number of areas. With regard to Dr. Yakatan, the Committee took into consideration the FDA’s approval of Abreva, among other accomplishments, in recommending a grant of non-qualified stock options to purchase up to 100,000 shares of Class A common stock at an exercise price of $3.57 per share, representing 85% of the market price on the date of grant. See “Summary Compensation Table” for option grants to all executive officers.

Submitted by the Compensation Committee of
the Board of Directors

Dennis J. Carlo, Ph.D., Chairman
James B. Glavin
Edward L. Hennessy, Jr.
Harold F. Oberkfell

December 18, 2001

REPORT OF THE AUDIT COMMITTEE

      The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Avanir specifically incorporates it by reference into a filing.

      The Audit Committee, currently comprised of Kenneth E. Olson, Michael W. George, James B. Glavin, and Charles A. Mathews, evaluates auditor performance, manages relations with the Company’s independent auditors, and evaluates policies and procedures relating to internal accounting functions and controls. The Audit Committee operates under a written Audit Committee Charter that has been adopted by the Board of Directors. The Audit Committee’s responsibilities are more fully described in the Amended and Restated Audit Committee Charter that is included as Appendix B to this proxy statement. All members of the Audit Committee currently meet the independence and qualification standards for Audit Committee membership as set forth in the listing standards provided by The American Stock Exchange.

      The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors, nor can the Audit Committee certify that the independent auditors are “independent” under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

      The Audit Committee oversees Avanir’s financial reporting process on behalf of the Company’s Board of Directors. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended September 30, 2001. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and controls, including the nature and extent of disclosures in the financial statements.

      The Audit Committee also reviewed with the Company’s independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality and the acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards including Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1. The Audit Committee discussed with the independent auditors their independence from management and the Company, including the matters in their written disclosures required by the Independence Standards Board Statement No. 1.

      In addition to matters discussed above, the Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee met with the independent auditors periodically, with and without management present at each of the meetings, to discuss the results of the independent auditors’ examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee also discussed the independent auditors’ reviews of the quarterly financial statements, drafts of the quarterly and annual reports, and drafts of the respective press releases disclosing the financial highlights of the Company. The Audit Committee conducted five meetings with management and the independent auditors in fiscal 2001.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements should be included in the annual report on Form 10-K for the fiscal year ended September 30, 2001.

Submitted by the Audit Committee of the Board of Directors

Kenneth E. Olson, Chairman
Michael W. George
James B. Glavin
Charles A. Mathews

December 18, 2001

OTHER BUSINESS

      We know of no other matters to be submitted at the annual meeting. If any other matter is properly brought before the annual meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their judgment. In order for any shareholder to nominate a candidate or to submit a proposal for other business to be acted upon at the annual meeting, he or she must provide timely written notice to our corporate secretary in the form prescribed by our bylaws.

SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be included in next year’s annual meeting proxy materials must be received by the Secretary of the Company no later than September 25, 2002. The form and substance of these proposals must satisfy the requirements established by the Company’s bylaws and the SEC.

      Shareholders who intend to present a shareholder proposal at next year’s annual meeting must provide the Secretary of the Company with written notice of the proposal between 60 and 120 days prior to the date of the 2003 annual meeting of shareholders, provided, however, that if the Company provides less than 70 days’ notice or public disclosure of the date of the 2003 annual meeting, notice of the proposed shareholder action must be received no later than the close of business on the 10th day following such amendment or disclosure. Notice must be tendered in the proper form prescribed by the Company’s bylaws.

ANNUAL REPORT

      The Company’s annual report to shareholders for the fiscal year ended September 30, 2001, including audited financial statements, accompanies this proxy statement. Copies of the Company’s annual report on Form 10-K for fiscal 2001 and the exhibits thereto are available from the Company without charge upon written request of a shareholder. Copies of these materials are also available online through the Securities and Exchange Commission at www.sec.gov.

EACH SHAREHOLDER IS URGED TO COMPLETE, DATE, SIGN

AND PROMPTLY RETURN THE ENCLOSED PROXY CARD.

APPENDIX A

AVANIR PHARMACEUTICALS

AMENDED AND RESTATED 2000 STOCK OPTION PLAN
(as amended September 11, 2001)

SECTION 1.     Establishment and Purpose

      This Plan was established in 1999 to offer selected employees, directors, advisors and consultants an opportunity to acquire a proprietary interest in the success of Avanir Pharmaceuticals, a California corporation (the “Company”), or to increase such interest, by purchasing Shares of the Company’s common stock. This Plan provides for the grant of Options to purchase Shares. Options granted under this Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the Code. This Plan is intended to comply in all respects with Rule 16b-3 (or its successor) under the Exchange Act.

SECTION 2.     Definitions

      (a) “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

      (b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

      (c) “Committee” shall mean a committee of the Board of Directors, consisting of Non-employee Directors as appointed by the Board of Directors from time to time, or, if no such committee is appointed, all members of the Board of Directors described in Section 3(a) of this Plan.

      (d) “Company” shall mean Avanir Pharmaceuticals, a California corporation.

      (e) “Consultant” shall mean any individual who is (i) a member of the Board of Directors but who is not an Employee, (ii) an affiliate of a member of the Board of Directors, (iii) a member of the board of directors of a Subsidiary or (iv) an independent contractor who performs services for the Company or a Subsidiary.

      (f) “Employee” shall include every individual performing Service to the Company or its Subsidiaries if the relationship between such individual and the Company or its Subsidiaries is the legal relationship of employer and employee. This definition of “Employee” is qualified in its entirety and is subject to the definition set forth in Section 3401(c) of the Code and the applicable regulations thereunder.

      (g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

      (h) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

      (i) “Fair Market Value” shall mean the market price of Stock, determined by the Committee as follows:

(1) If Stock was traded over-the-counter (OTC) on either the OTC Bulletin Board or the Nasdaq SmallCap Market on the date in question and was not classified as a national market issue, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted by the OTC Bulletin Board or the Nasdaq system for such date;

(2) If Stock was traded on a national market exchange on the date in question and was classified as a national market issue, then the Fair Market Value shall be equal to the last-transaction price quoted by the Nasdaq system or the American Stock Exchange (AMEX) for such date;

(3) If Stock was traded on any other stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transaction report for such date; and

(4) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 260.140.50, Title 10 of the

California Code of Regulations, or with respect to the determination of Fair Market Value in connection with the exercise of any Options granted to Non-employee Directors under Section 4(b) of this Plan, by an independent appraiser selected by the Committee in its sole discretion.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

      (j) “ISO” shall mean an incentive stock option described in Section 422(b) of the Code.

      (k) “Non-employee Director” shall mean a member of the Board of Directors who (i) is not currently an officer or Employee of the Company or a parent or Subsidiary of the Company, (ii) has not received compensation for serving as a Consultant or in any other non-director capacity or had an interest in any transaction with the Company or a parent or Subsidiary of the Company that would exceed the $60,000 threshold for which disclosure would be required under Item 404(a) of Regulation S-K, or (iii) has not been engaged through another party in a business relationship with the Company which would be disclosable under Item 404(b) of Regulation S-K. If the Board of Directors determines that compliance with Section 162(m) of the Code is desirable, then the term “Non-employee Director” shall also be interpreted to satisfy the definition of “outside director” under Section 162(m) and applicable regulations issued pursuant thereto.

      (l) “Nonstatutory Option” shall mean a Stock Option not described in Sections 422(b) or 423(b) of the Code.

      (m) “Option” shall mean an ISO or Nonstatutory Option granted under this Plan and entitling the holder to purchase Shares.

      (n) “Optionee” shall mean an individual who holds an Option.

      (o) “Plan” shall mean the 2000 Stock Option Plan of the Company, as amended.

      (p) “Service” shall mean service as an Employee or Consultant.

      (q) “Share” shall mean one share of Stock, as adjusted in accordance with Section 8 of this Plan (if applicable).

      (r) “Stock” shall mean the Common Stock of the Company.

      (s) “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.

      (t) “Stock Purchase Agreement” shall mean the Notice of Exercise and Stock Purchase Agreement to be delivered by an Optionee to the Company upon exercise of an Option.

      (u) “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding Stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of this Plan shall be considered a Subsidiary commencing as of such date.

      (v) “Taxes” shall mean the term defined in Section 6(d)(1) of this Plan.

      (w) “Total and Permanent Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

SECTION 3.     Administration

      (a) Committee membership. This Plan shall be administered by the Committee. The Committee shall be comprised either (i) solely of Non-employee Directors of the Company and shall have at least two members or (ii) of the entire Board of Directors if no such committee is appointed. The Committee shall meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the

Exchange Act. The Board of Directors may appoint a separate committee of the Board of Directors, comprised of two or more directors of the Company who need not be Non-employee Directors, who may administer this Plan with respect to Employees or Consultants who are not officers or directors of the Company or incoming new directors of the Company, may grant Options under this Plan to such persons and may determine the timing, number of Shares subject to such Options and other terms of such grants.

      (b) Committee procedures. The Committee shall designate one of its members as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee’s members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all of the Committee’s members, shall be valid acts of the Committee.

      (c) Committee responsibilities. Subject to the provisions of this Plan, and without further approval of the Board of Directors, the Committee shall have full authority and discretion to take the following actions:

(1) To interpret this Plan and to apply its provisions;

(2) To adopt, amend or rescind rules, procedures and forms relating to this Plan;

(3) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan;

(4) To determine when Options are to be granted under this Plan;

(5) To select the Optionees;

(6) To determine the number of Shares to be made subject to each Option;

(7) To prescribe the terms and conditions of each Option, including, without limitation, the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the Stock Option Agreement relating to such Option;

(8) To amend any outstanding Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Optionee who entered into such agreement;

(9) To accelerate or defer, with the consent of the Optionee, the exercise date of any Option;

(10) With the consent of the Optionee, to reprice, cancel and regrant, or otherwise adjust the Exercise Price of an Option previously granted by the Committee;

(11) To prescribe the consideration for the grant of each Option or other right under this Plan and to determine the sufficiency of such consideration; and

(12) To take any other actions deemed necessary or advisable for the administration of this Plan.

All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees, and all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to this Plan, any Option, or any other right to acquire Shares under this Plan.

SECTION 4.     Eligibility

      (a) General rule. Employees and Consultants shall be eligible to receive Options. However, only Employees shall be eligible for the grant of ISOs.

      (b) Ten-percent stockholders. An Employee who owns more than 10 percent of the total combined voting power of all classes of Outstanding Stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an Option unless (i) the Exercise Price is at least 110 percent of the Fair Market Value of the Shares underlying such Option on the date of grant of such Option and (ii) if such Option is an ISO, such ISO is not exercisable after the expiration of five years from the date of grant.

      (c) Attribution rules. For purposes of Subsection (b) above, in determining Stock ownership, an Employee shall be deemed to own the Stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries. Stock with respect to which such Employee holds an Option shall be counted in the determination of Stock ownership for purposes of the above Subsection (b).

      (d) Outstanding stock. For purposes of Subsection (b) above, “Outstanding Stock” shall include all Stock actually issued and outstanding immediately after the grant. “Outstanding Stock” shall not include Shares authorized for issuance under outstanding Options held by the Employee or by any other person.

SECTION 5.     Stock Subject to this Plan

      (a) Basic limitation. Shares subject to Options granted under this Plan shall be authorized but unissued Shares. The aggregate number of Shares that may be issued under this Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 3,300,000 Shares, subject to adjustment pursuant to Section 8 of this Plan. The number of Shares subject to Options or other rights outstanding at any time under this Plan shall not exceed the number of Shares which then remain available for issuance under this Plan. The Company, during the term of this Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of this Plan.

      (b) Additional shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purpose of this Plan.

      (c) Limitation on grants. The maximum number of Shares as to which Options shall be granted to any single Optionee shall not exceed 500,000 Shares.

SECTION 6.     Terms and Conditions of Options

      (a) Stock Option Agreement. Each grant of an Option under this Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of this Plan and may be subject to any other terms and conditions which are not inconsistent with this Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under this Plan need not be identical.

      (b) Number of shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8 of this Plan. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

      (c) Exercise price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant of the Option, except as otherwise provided in Section 4(b) of this Plan. The Exercise Price of a Nonstatutory Option shall not be less than 85 percent of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Committee in its sole discretion. The Exercise Price shall be payable in a form described in Section 7 of this Plan.

      (d) Withholding taxes. The Company’s obligation to deliver Shares or cash upon the exercise of Options shall be subject to the satisfaction of all applicable federal, state and local income tax and employment tax withholding requirements.

(1) In the event that the Company or a Subsidiary determines that it is required to withhold federal, state, foreign or local taxes or social security/insurance amounts in connection with the grant or exercise of an Option or the disposition of Shares pursuant to the exercise of an Option (collectively, the “Taxes”), the Optionee or any person succeeding to the rights of the Optionee, as a condition to such grant, exercise or disposition, may be required to make arrangements satisfactory to the Company or such Subsidiary to enable it to satisfy such withholding requirements. Alternatively, at its discretion, the

Company may issue or transfer Shares net of the number of Shares sufficient to satisfy the withholding requirements, with such Shares valued as of the date the withholding obligation is incurred.

(2) The Committee may also, in its discretion and applying relevant law in accordance with the provisions of this Section 6(d) and such supplemental rules as the Committee may from time to time adopt, require as a condition of delivery of the Shares upon exercise of Options, that the Optionee remit to the Company an amount in cash or check sufficient to satisfy the Taxes.

(3) The Committee may, in its discretion and in accordance with the provisions of this Section 6(d) and such supplemental rules as the Committee may from time to time adopt, provide any or all Optionees holding Nonstatutory Options with the right to use Shares in satisfaction of the payment of all or part of the Taxes incurred by such Optionees in connection with the exercise of their Options. The Optionee holding a Nonstatutory Option may be provided with the election to have the Company withhold, from the Shares otherwise issuable upon the exercise of such Nonstatutory Option, a portion of such Shares with an aggregate Fair Market Value equal to the designated percentage (up to 100% as specified by the Optionee) of the applicable Taxes. Any such withholding election shall be subject to the following terms and conditions:

(i) The election must be made on or before the date the amount of the Taxes incurred by the Optionee in connection with the exercise of the Option is determined (the “Tax Determination Date”).

(ii) The election shall be irrevocable.

(iii) The election shall be subject to the approval of the Committee and none of the Shares for which the Option is exercised shall be withheld in satisfaction of the Taxes incurred by the Optionee in connection with such exercise, except to the extent the election is approved by the Committee.

(iv) The Shares withheld pursuant to the election shall be valued at Fair Market Value on the Tax Determination Date.

(v) In no event may the number of Shares requested to be withheld exceed in value the dollar amount of Taxes incurred by the Optionee in connection with the exercise of the Nonstatutory Option.

(vi) If the withholding election is to be made by an Optionee who is at the time an officer or director of the Company subject to the short-swing profit restrictions of Section 16(b) of the Exchange Act, then the following limitations, in addition to the preceding provisions of this Section 6(d), shall also be applicable:

(A) The election shall not become effective at any time prior to the expiration of the six month period measured from the later of the grant date of the Nonstatutory Option to which such election pertains or the actual grant date of the withholding election, and no Shares shall accordingly be withheld in connection with any Tax Determination Date which occurs before the expiration of such six month period.

(B) The election must be effected in accordance with either of the following guidelines: (1) the election must be made six months or more prior to the Tax Determination Date, and (2) the exercise of such election and the exercise of the Nonstatutory Option to which such election relates must occur concurrently within a quarterly “window” period. Quarterly window periods shall begin on the third business day following the date of public release of each quarterly or annual summary statement of the Company’s sales and earning and end on the earlier of the 12th business day following such release date or the Tax Determination Date.

(C) The six-month period specified in clauses (A) and (B) shall not be applicable in the event of the Optionee’s death or disability.

      (e) Exercisability and term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The vesting of any Option shall be determined by the

Committee in its sole discretion; provided, however, that the Optionee’s right to exercise the Option shall be at the rate of at least 20% per year over five years from the date when the Option is granted. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, Total and Permanent Disability or retirement or other events determined from time to time by the Committee. The Stock Option Agreement shall also specify the term of the Option, which term shall not exceed ten years from the date of grant. Subject to the preceding sentence, the Committee in its sole discretion shall determine when an Option is to expire. An Option shall be deemed exercised when the Company receives from the Optionee (i) an executed Stock Purchase Agreement in accordance with the terms of the Option by the person entitled to exercise the Option and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may, as authorized by the Committee, consist of any consideration and method of payment allowable under Section 7 of this Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder of the Company shall exist with respect to the Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date when the stock certificate is issued, except as provided in Section 8 of this Plan. With respect to any ISOs granted under this Plan, the aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Shares for which one or more Options granted to any Employee under this Plan (or any other option plan of the Company or its parent or Subsidiary corporations) may for the first time become exercisable as ISOs during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such Options that become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as ISOs shall be applied on the basis of the order in which such Options are granted. To the extent such dollar limitation is exceeded in any one calendar year, the Option shall nevertheless be exercisable for the excess number of Shares as a Nonstatutory Option.

      (f) Nontransferability. During an Optionee’s lifetime, such Optionee’s Option(s) shall be exercisable only by him or her and shall not be transferable. In the event of an Optionee’s death, such Optionee’s Option(s) shall not be transferable other than by will or by the laws of descent and distribution.

      (g) Termination of service (except by death). If an Optionee’s Service terminates for any reason other than such Optionee’s death, then such Optionee’s Option(s) shall expire on the earliest of the following occasions:

(1) The expiration date determined pursuant to Subsection (e) above;

(2) The date which is thirty (30) days after the termination of the Optionee’s Service for any reason other than Total and Permanent Disability; or

(3) The date that is twelve (12) months after the termination of the Optionee’s Service by reason of Total and Permanent Disability.

      (h) The Optionee may exercise all or part of his or her Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before the Optionee’s Service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Option(s), all or part of such Option(s) may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee’s Service terminated or became exercisable as a result of the termination. For purposes of the foregoing provisions of this Subsection 6(g), the Optionee shall be deemed to be providing Service to the Company for so long as the Optionee renders Service on a periodic basis to the Company or a Subsidiary in the capacity of an Employee or Consultant. The Optionee shall be considered to be an Employee for so long as the Optionee remains in the employ of the Company or a Subsidiary.

      (i) Leaves of absence. For purposes of Subsection (g) above, Service shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under this Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

      (j) Death of Optionee. If an Optionee dies while he or she is providing Service to the Company, then such Optionee’s Option(s) shall expire on the earlier of the following dates:

(1) The expiration date determined pursuant to Subsection (e) above; or

(2) The date that is twelve (12) months after the Optionee’s death.

All or part of the Optionee’s Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before the Optionee’s death or became exercisable as a result of the Optionee’s death. The balance of such Option(s) shall lapse when the Optionee dies.

      (k) No rights as a stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 8 of this Plan.

      (l) Modification, extension and renewal of Options. Within the limitations of this Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) in return for the grant of new Options at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair such Optionee’s rights or increase his or her obligations under such Option.

      (m) Restrictions on transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such transfer restrictions as the Committee shall determine so long as such restrictions do not unfairly prejudice the opportunity of the Optionee to receive the fair value of the applicable Shares under applicable law, in addition to any general restrictions that may apply to all holders of Stock. Options may not be transferred or assigned in any manner other than by will or by the laws of descent or distribution.

      (n) Rule 16b-3. Options granted to persons who are subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 promulgated thereunder and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to this Plan’s transactions.

SECTION 7.     Payment for Shares

      (a) General rule. The entire Exercise Price of Shares issued under this Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as follows:

(1) In the case of an ISO granted under this Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee (in its sole discretion) may specify in the Stock Option Agreement that payment may be made pursuant to Subsections (b), (c) or (d) below; or

(2) In the case of a Nonstatutory Option granted under this Plan, the Committee (in its sole discretion) may accept payment pursuant to Subsections (b), (c) or (d) below.

      (b) Surrender of stock. To the extent that this Subsection (b) is applicable, payment may be made all or in part with Shares that have already been owned by the Optionee or his or her representative for more than 12 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under this Plan.

      (c) Exercise/ Sale. To the extent that this Subsection (c) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any Taxes.

      (d) Exercise/ Pledge. To the extent that this Subsection (d) is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any Taxes.

SECTION 8.     Adjustment of Shares

      (a) General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Stock in an amount that has a material effect on the value of Stock, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 5 of this Plan, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

      (b) Reorganizations. In the event of any of the following transactions (a “Corporate Transaction”):

(1) a merger or acquisition involving the Company in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company’s incorporation;

(2) sale, transfer or other disposition of all or substantially all of the assets of the Company; or

(3) any other corporate reorganization or business combination in which fifty percent (50%) or more of the Company’s outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions;

then the exercisability of each Option outstanding under the Plan shall be automatically accelerated so that each such Option shall immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of Shares purchasable under such Option and may be exercised for all or any portion of such Shares. However, an outstanding Option under the Plan shall not be so accelerated if (i) such Option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such Option is to be replaced by a comparable cash incentive program of the successor corporation based on the value of the option at the time of the Corporate Transaction, or (iii) the acceleration of such Option is subject to other applicable limitations imposed by the Committee at the time of the grant. The determination of comparability under clauses (i) or (ii) above shall be made by the Committee and its determination shall be final, binding and conclusive. In connection with any such Corporate Transaction, the exercisability as an incentive stock option under the federal tax laws of any accelerated Options under the Plan shall remain subject to any applicable dollar limitation of Section 6(e). Except as provided below in this Subsection (b), upon the consummation of the Corporate Transaction, all outstanding Options under the Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding. If the Company is the surviving entity in any Corporate Transaction or the outstanding Options are to be assumed in connection with such Corporate Transaction, then each Option shall, immediately after such Corporate Transaction, be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable to the Optionee, upon consummation of such Corporate Transaction if the Option were exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the Exercise Price payable per share, provided the aggregate Exercise Price payable upon exercise of such Option shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of such Corporate Transaction shall be appropriately adjusted. The grant of

Options under this Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

      (c) Reservation of rights. Except as provided in this Section 8, an Optionee shall have no rights by reason of any subdivision or consolidation of Shares of Stock of any class, the payment of any dividend or any other increase or decrease in the number of Shares of Stock of any class. Any issue by the Company of Shares of Stock of any class, or securities convertible into Shares of Stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.     Securities Laws

      Shares shall not be issued under this Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including, without limitation, the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company’s securities may then be listed.

SECTION 10.     No Employment Rights

      No provision of this Plan, nor any right or Option granted under this Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee or Consultant or in any way to amend, modify, waive or terminate the Company’s (or any Subsidiary’s) right to terminate any person’s Service at any time and for any reason.

SECTION 11.     Duration and Amendments

      (a) Term of this Plan. This Plan, as set forth herein, shall become effective December 2, 1999, the date when the Board of Directors adopted this Plan. Notwithstanding the foregoing, no Option granted under this Plan shall become exercisable unless and until this Plan shall have been approved by the shareholders of the Company. This Plan shall terminate automatically on the date that is ten (10) years after its initial adoption by the Board of Directors, December 2, 2009, and may be terminated on any earlier date pursuant to Subsection (b) below.

      (b) Right to amend or terminate this Plan. The Board of Directors may amend, suspend or terminate this Plan at any time and for any reason; provided, however, that any amendment of this Plan which: (i) materially increases the number of Shares available for issuance under this Plan (except as provided in Section 8 of this Plan); (ii) materially changes the class of persons who are eligible for the grant of ISOs; or (iii) if required by Rule 16b-3 (or any successor thereto) under the Exchange Act, would materially increase the benefits accruing to participants under this Plan or would materially modify the requirements as to eligibility for participation in this Plan, shall be subject to the approval of the Company’s shareholders by the affirmative vote of the holders of a majority of the securities of the Company present, or represented and entitled to vote at a duly held shareholders’ meeting. Shareholder approval shall not be required for any other amendment of this Plan.

      (c) Effect of amendment or termination. No Shares shall be issued or sold under this Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of this Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under this Plan.

SECTION 12.     Execution

      To record the adoption of this Plan by the Board of Directors, as amended on September 11, 2001, the Company has caused its authorized officer to execute the same.

AVANIR PHARMACEUTICALS
a California corporation

By:

Gregory P. Hanson
Secretary

APPENDIX B

AVANIR PHARMACEUTICALS

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

      Avanir Pharmaceuticals maintains a committee of the Board of Directors known as the Audit Committee, which is composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as committee members. The committee members must meet the Audit Committee’s membership requirements, follow its statement of policy, and shall have the authorities and responsibilities as described below:

Organization and Membership Requirements

      The Audit Committee shall consist of a minimum of three members of the Board of Directors of the Company who are independent for the purposes of service on the Audit Committee. Members shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company and provided they meet the tests of “independent” as defined in The American Stock Exchange’s Bulletin dated January 20, 2000. The Audit Committee reports to the Board of Directors. Each of the Audit Committee members must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. The Audit Committee’s members must be willing and able to investigate accounting or other matters, as needed. At least one independent director must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

Statement of Policy

      The Audit Committee shall provide assistance to the Board of Directors in fulfilling the Board’s responsibility to the shareholders, potential shareholders, business partners, suppliers, service providers, and investment community relating to the corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Company. In so doing, the Audit Committee shall have the responsibility to maintain free and open communication among the directors, the independent auditors, outside general counsel, and the financial management of the Company.

Authority and Responsibilities

      In carrying out its responsibilities, the Audit Committee will:

•	Evaluate and recommend the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries. As part of such evaluation process, the Audit Committee shall request and evaluate a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company that could bear on their independence as required by the Independence Standards Board Statement No. 1.

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit and make recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

B-1

•	Review the annual report on Form 10-K and quarterly reports on Form 10-Q and press releases on earnings with management and the independent auditors to determine that management and the independent auditors are satisfied with the disclosure and content of the financial statements, management’s discussion and analysis of the Company’s financial condition and results of operations, and other related text to be filed with the Securities and Exchange Commission and presented to the shareholders and public. Any changes in accounting principles should also be reviewed.

•	Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the Company’s financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

•	Review accounting and financial personnel and succession planning within the department.

•	Annually review the Company’s expense reimbursement policies and practices used by the officers and directors.

•	Review management’s compliance with all investment policies that may be adopted by the Board of Directors from time to time.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

•	Investigate any matter brought to the Audit Committee’s attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•	Review the Audit Committee Charter annually and update as necessary, giving consideration to additional responsibilities that may be recommended or imposed from time-to-time by The American Stock Exchange, the AICPA and the SEC, through listing and reporting requirements for companies and auditing requirements for auditors.

•	Provide a periodic letter, not less than once every three years, to the shareholders on behalf of the Audit Committee that describes in some depth the Audit Committee’s charter and Audit Committee’s role in reviewing the financial statements.

•	Include in the proxy materials that are distributed to the shareholders in preparation for the annual shareholders’ meeting a statement indicating whether the Audit Committee has recommended to the Board of Directors that the Company’s audited financial statements should be included in the annual report on Form 10-K for the fiscal year then ended.

B-2

AVANIR PHARMACEUTICALS

11388 Sorrento Valley Road, Suite 200
San Diego, California 92121

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Gerald J. Yakatan and Gregory P. Hanson, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of AVANIR Pharmaceuticals to be held at the Company’s offices at 11388 Sorrento Valley Road, Suite 200, San Diego, California 92121, on Thursday, March 14, 2002, at 10:00 a.m., local time, and at any adjournments thereof, and to vote as designated.

This proxy, when properly executed, will be voted in the manner you direct. If no direction is made, your proxy will be voted:

•	“FOR” the election of the Company’s nominees to the Board of Directors.

•	“FOR” the amendment to the 2000 Stock Option Plan.

•	“FOR” ratification of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2002.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT! PLEASE VOTE.

(Continued on reverse side)

Proposal I	Elect directors to Class I

	[ ] Vote For All Nominees	[ ] Vote Against	[ ] Abstain

Class I Nominees 1. Michael W. George 2. James B. Glavin 3. Susan Golding

To withhold authority to vote for specific nominee(s), write name(s) below

Proposal 2	To amend the Company’s 2000 Stock Option Plan

	[ ] Vote For	[ ] Vote Against	[ ] Abstain

Proposal 3	Ratification of Deloitte & Touche LLP as independent auditors

	[ ] Vote For	[ ] Vote Against	[ ] Abstain

and to vote on such other business as may properly come before the meeting

Date:

Signature of Shareholder(s)	Signature of Shareholder(s)

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

THANK YOU FOR VOTING